AGREEMENT AND COLLATERAL
                               ASSIGNMENT OF LEASE



                  This Agreement and Collateral Assignment is made this ____ day of January, 1998, by and between VERMONT PURE SPRINGS, INC. (VPS) a Delaware corporation with its principal place of business in Randolph, Vermont ("ASSIGNOR" or "BUYER") and SAGAMON SPRING WATER OF VERMONT, INC. (SSW), a Vermont corporation with its principal place of business Rutland, Vermont ("ASSIGNEE" or "SELLER").

                                   BACKGROUND
                  WHEREAS, VPS is a company engaged in the bottling and sale of natural spring water with its manufacturing facility and principal place of business in Randolph Center, VT; and,
                  WHEREAS, SSW is a company, engaged in the bottling and sale of water with its principal place of business in Rutland, VT, and
                  WHEREAS, both Parties have entered into an Asset Purchase Agreement by which VPS shall purchased the business of SSW related to bottled water, bottling equipments and spring water development, spring water withdrawal rights and other assets listed on Exhibit A of said Asset Purchase Agreement.
                  NOW, THEREFORE, in consideration of the foregoing, the promises made herein and for other good and valuable consideration received, the parties hereto agree as follows:
                           Assignment.  To secure the payment of all sums due
ASSIGNEE from ASSIGNOR pursuant to Paragraph 2.1(ii) and (iii) of the Asset Purchase Agreement, Assignor


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does hereby grant, transfer and assign to Assignee,  Assignor's interest in (but not their obligations under) Lease Agreement for Mineral Rights ("Lease") attached hereto as Exhibit "A" to the extent provided in paragraph

2. Lease Rights. Prior to receiving any notice of default under the Note referenced in paragraph 2.1(iii) of the Asset Purchase Agreement ("Note") from Assignee, Assignor shall continue to enjoy its rights under the Lease pursuant to its terms. In the event of a default under the Note, Assignee shall send notice of default setting forth the amount of the default (ignoring any right of acceleration contained in the Note) to Assignor by certified mail, return receipt requested. In the event the default is not cured by the Assignor within thirty (30) days as of the date of the aforementioned notice, Assignor's rights in the Lease shall terminate and revert to the Assignee.

                  The Buyer shall not make any material modifications to or terminate the Lease without the prior, express written consent of the Seller. If a modification is made to the Lease, the modified Lease shall also be collaterally assigned pursuant to the terms of this Assignment herein. Failure of the Buyer to abide by the provisions of the paragraph shall constitute an Event of Default.

                           Termination.  This Assignment shall be null and void
at such time as all amounts due to Assignee under the Note have been paid. Other Agreements Unaffected. No exercise of rights by the Assignee pursuant to the terms of this Agreement and Collateral Assignment shall affect its obligations to



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Assignor  pursuant  to that  certain  Asset  Purchase  Agreement  by and between
Assignor and Assignee.

                           Notices.  All notices required or permitted hereunder
shall be in writing and shall be deemed to be properly given when sent by certified, postage prepaid, properly addressed to the party in time to receive such notice at the address stated below:

                           Vermont Pure Springs, Inc.
                           Route 66
                           Randolph Center, VT 05061
                           Attn:  Timothy G. Fallon
                           Facsimile (802) 728-4814

With Copy to: Kevin F. Berry, Esquire
                           Ledgewood Law Firm
                           1521 Locust Street
                           Philadelphia, PA 19102
                           Facsimile:  (215) 735-2513
To Seller:        Sagamon Spring Water of Vermont
                           P.O. Box 907
                           Rutland, VT 05701
                           Attention: Fred Beauchamp and Jim Creed

                  6. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Vermont without regard to its conflicts of law.







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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement and Collateral Assignment as of the day, month and year first written above.

WITNESS:                                             VERMONT PURE SPRINGS, INC.

______________________              By:
                                    Name:
                                    Title:


                                                          SAGAMON SPRING WATER
                                                             OF VERMONT, INC

WITNESS:
                                    By:
_______________________             Name:
                                    Title:



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